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                                                                  EXHIBIT 5


                                February __, 1997






Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

         Re: Wellington Hall, Limited
             Registration Statement on Form SB-2

Gentlemen:

         We have represented Wellington Hall, Limited, a North Carolina corporation, (the "Company") in connection with the registration under the Securities Act of 1933 of up to 1,689,887 shares of the Company's Common Stock, no par value, to be offered and sold in accordance with the above-referenced Registration Statement on Form SB-2.

         We have examined the Corporation's Amended and Restated Charter, its Amended and Restated Bylaws and such of its corporate records as we deemed necessary for purposes of rendering this opinion, the Registration Statement (Form SB-2) relating to the offerings referred to above and filed today with the Securities and Exchange Commission (the "Commission"), including the Prospectus therein (the "Prospectus") and the form of certificate of Common Stock. For purposes of this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of such documents.

         Based upon our review, we are of the opinion that all necessary corporate action has been taken to authorize the sale and issuance of the shares of Common Stock to be sold by the Company, and such shares, if and when issued and paid for as contemplated by the Registration Statement and Prospectus will be validly issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as Exhibit 5 of the Registration Statement relating to the offering referred to above, as filed with the Commission under the Securities Act of 1933 (the "Act"), and to any reference to this opinion and to our firm name under the heading "Legal Opinions" in the Prospectus. We do not, however, thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.




                                 Very truly yours,

                                 SCHELL BRAY AYCOCK ABEL & LIVINGSTON P.L.L.C.